Exhibit 23.2

Chisholm & Associates

Certified Public Accountants

P.O. Box 540216

North Salt Lake

Utah, 84054

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 20, 2002, with respect to the financial statements in the March 13, 2003 filing of the Registration Statement (Form S-8) of ZooLink Corporation (formerly Netj.com Corp) for the fiscal year ended December 31, 2001.

/s/ Chisholm & Associates

Chisholm & Associates

North Salt Lake, Utah

March 13, 2003